RealMedia Architecture Partner Program Agreement with Digital Lava, Inc.
              for Corporate Intranet Products and Internet Products

This Agreement is entered into as of April 1, 1998 (the "Effective Date") by and between Real Networks, Inc., a Washington corporation with a principal place of business at 1111 Third Avenue, Suite 2900, Seattle, Washington 98101 CRN') and Digital Lava, Inc., a Delaware corporation with an address at 10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 90024 ("Partner").

WHEREAS, RN has developed and owns all right, title and interest in the RealMedia Architecture ("RMA", as further defined below), an open platform for development of streaming media applications and tools, which allows software developers to build new applications and extend current applications to inter-operate with a wide variety of datatypes;

WHEREAS, RN has established a licensing program (the "Partner Program") which would allow a partner participating in the Partner Program to create, market and sublicense for distribution in corporate intranets and the internet, applications based on RMA, and to receive other benefits of participating in the Partner Program; and

WHEREAS, Partner desires to participate in the Partner Program and to receive the attendant rights and benefits;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

1.1 License Key" means the authorization code that is generated by the License Key Tool and that enables RMA Server Software to stream RealMedia datatypes. License Keys that generate User-Streams and enable features of a Partner Product are licensed to a Partner's end-user customers

1.2 "License Key Tool" means the version of the License Key Tool that is provided to Partner by RN which is specific and unique to the Partner Product. The License Key Tool is used to generate unique License Keys for a Partner Product.

1.3 "Licensed Software" means RMA Players, the RealMedia SDK, including associated RealMedia Libraries, RMA Server Software, in Object Code and/or Source Code form, as applicable, License Key Tools and License Keys, and related User Documentation and specifications.

1.4 "New  Release"  means a new major  release of the RMA Servers or the Partner

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Products  in which  major new  functionality  has been added in  addition to any complement of bug fixes supplied, and which is designated as a change in the digit to the left of the decimal point in the product version number [(x).x.x]. "Update" means a minor release, enhancement, revision, modification or upgrade of the RMA Servers or Partner Products, designated as a change in the tenths digit in the product version number [x.(x).x], or in the digit to the right of
the  tenths  digit  in  the  product  version  number   [x.x.(x)].   By  way  of
clarification, if either party markets a new and distinct product along with and in addition to an existing program, then such new and distinct product shall be treated as a New Release, not an Update.

1.5 "Object Code" means computer code assembled or compiled in magnetic binary form on software media, which are readable and useable by machines, but not generally readable by humans without reverse-engineering, reverse-compiling or reverse-assembly.

1.6 "Partner Product(s)" means the products and applications developed by Partner which are compatible with Licensed Software, as further described on Exhibit A hereto. Partner Products shall include:

(a) "Partner Client Software," which means software that contains an RMA Player as defined in Section 1.7(a), or that utilizes the RMA application programming interfaces ("APIs");

(b) "Digital Lava Client Software" which means the products listed in Exhibit A which incorporate the custom COM-component being built by RN under contract to Partner;

(c) "Partner Tools," which means software tools that may import datatypes and export datatypes using the RealMedia Libraries; and/or that are used to perform RMA-related functions including, but not limited to, server administration, plug-in file systems, server monitoring, and assembly; and

(d) "Partner Server Applications," which means software that interfaces with an RMA Server and adds datatypes that can be streamed from an RMA Server.

1.7 "RealMedia Architecture" or "RMA' means the software platform developed by RN that allows for the development of streaming media products and tools, and which is designed specifically for use in the infrastructure of the internet and corporate intranets. RMA includes the following components:


(a) "RMA Players," which are stand-alone applications that use an RMA Server or any components of the RMA Player embedded in other applications of Partner that play media files.



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(b)  "RealMedia  Datatypes,"  which are datatypes that can be streamed using RMA
Server APIs and played using RMA Player APIs.

(c) "RealMedia Libraries," which are contained in the RealMedia SDK and are Object Code implementations of various APIs.

(d) "RealMedia SDK" or "SDK," which contains the tools and information used by software developers to create tools for use in producing streaming media and to adapt or build applications that stream from RMA Servers and play in RMA Players. The SDK contains an RMA Player, RMA Player APIs, Server APIs, RealMedia Libraries, Sample Source Code and RealMedia Server Software.

(e) "RMA Server Software" or "RMA Server" in Object Code form, which streams files over networks, and which has the capabilities set forth on Exhibit B hereto.

(f) "Sample Source Code," which provides an example of how to develop an RMA application.

1.8 "RN Products" means the RealAudio and RealVideo intranet and internet products.

1.9 "Term" is defined in Section 6.1.

1.10 "Territory" means the world, except as otherwise agreed by the parties.

1.11 "User Documentation" means RN's user manuals, technical manuals, release notes including advertisements for RMA Servers, RMA Players, installation and operation instructions, and other data and documentation describing the use of RMA Servers and RMA Players normally supplied to RN's customers.

1.12 "User-Stream" means the stream of media-compatible data necessary to deliver the media type associated with a Partner Product from an RMA Server to a single end-user client computer. The number of User-Streams being delivered by a given RMA Server is measured by counting the number of end-users simultaneously served by User-Streams originating at that RMA Server.

2. GRANT OF LICENSES AND DISTRIBUTION RIGHTS.

2.1 License Grants to Partner.

(a) License to Use Real Media SDK to customize Partner Products for use with Licensed Products.


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Subject to the terms and  conditions of this  Agreement,  RN grants to Partner a non-exclusive, non-assignable license to use and install the RealMedia SDK, whether in Object Code or Source Code form, for the sole purpose of developing Partner Products that interoperate with Licensed Products. Partner shall use the SDK on a single computer or on a computer network. Partner may download associated online documentation for purposes of using the SDK, but may not make further copies of the documentation.

(b) License to Distribute Certain Products to Corporate lntranet Customers Only.

     (i) License to Distribute Partner Products. Subject to the terms and conditions of this Agreement, and payment of the applicable License Fees set forth in Section 5.1, RN grants Partner a non-exclusive, non-assignable license to market, sublicense, promote and distribute, to end-user corporate customers only, directly or through authorized distributors who have agreed to comply with the terms and conditions of this Agreement ("Authorized Distributors"), the version of Partner Products containing any Licensed Software. The license to any such end-user corporate customer is limited to such customer's intranet purposes only, and is subject to such end-user corporate customer signing a EULA as defined in Section 2.3 (b).

     (ii) License to Use and Sublicense the Licensed Software. Subject to the terms and conditions of this Agreement, and payment of the applicable License Fees set forth in Section 5.1, RN also grants Partner a non-exclusive, non-assignable license to market, sublicense, promote and distribute, to end-user corporate customers only, directly or through Authorized Distributors, pursuant to an executed EULA as defined in Section 2.3(b), only Object Code copies of the Licensed Software, and only in combination with Partner Products, for such customers' intranet purposes only.

     (iii) License to Use and Sublicense the RealAudio and/or RealVideo Intranet Products. Subject to the terms and conditions of this Agreement, and payment of the applicable License Fees set forth in Section 5.1, RN also grants Partner a non-exclusive, non-assignable license to market, sublicense, promote, and distribute the RealVideo intranet products, to end-user corporate customers only, directly or through Authorized Distributors, for such customers' intranet purposes only, and only in combination with the Partner Products.

(c) License to Distribute RealVideo and RealAudio Internet Products. Subject to the terms and conditions of this Agreement, and payment of the applicable
License   Fees  set  forth  in  Section   5.1,  RN  also  grants  to  Partner  a
non-exclusive, non-assignable license to market, sublicense, promote, and distribute, to internet web site customers, directly or through Authorized Distributors, and only in combination with the Partner Products, the RealAudio and/or RealVideo internet products, without the RMA Player.

(d) License to Display an RMA Server. RN grants to Partner and its Authorized Distributors the non-exclusive, royalty-free right to license and publicly display an RMA Server with 10 streams for the purpose of: 1) internal development and testing, 2) demonstration; and 3) marketing.




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2.2 License Grant to RN. License to Use Partner Tools,  Partner Client  Software
and Partner Server Applications; License to Use and Distribute the Partner Products. Partner hereby grants RN a non-exclusive, royalty-free license to use and publicly display the Partner Tools, Partner Client Software, and Partner Server Applications for internal testing, demonstration and marketing purposes.

2.3 Limitations. The grant of licenses, including Partner's right to sublicense and distribute the Licensed Software and the RN Products as set forth above, are subject to the following limitations:

(a) Except as provided in Section 2.1(b), the SDK may be used solely to develop and test a Partner Product. It may not be used for any commercial, non-commercial, educational or internal purpose, and may not be used in any way that allows or causes the transmission of audio, video or other media files across the Internet an intranet, or any computer network, unless the parties otherwise agree.

(b) As a condition of receiving the sublicense from Partner to use and/or distribute any of the Licensed Software and/or RN Products, Partner shall require its Authorized Distributors and end-user customers to sign RN's standard end-user License Agreement ("EULA"), which is contained in RN's product packaging. The license granted in such EULA shall be between RN and Partner's end-users and/or Authorized Distributors. Accordingly, Partner agrees that it shall promptly provide to RN the names and addresses of all end-users and Authorized Distributors to whom Partner distributes any Licensed Software or RN Products, concurrently with the provision of monthly reports, as set forth in
Section 5.2.

(c) Except as expressly provided herein, Partner shall not directly or indirectly, or allow third parties to, copy, modify, reproduce, display, decompile, reverse engineer, disassemble, store, translate, sublicense, assign, sell, lease or otherwise transfer or distribute any of the Licensed Software (which includes the SDK and components of the Licensed Software) or RN Products, or any of Partner's rights therein, in whole or in part, nor may Partner use any of the Licensed Software or RN Products, to clone any client, server or other RN product. Except as expressly provided herein, no license or right is hereby granted, by implication or otherwise, with respect to the Licensed Software or any other RN Products or any rights thereto.

(d) Nothing  contained in this  Agreement  shall be deemed or construed to grant
Partner the exclusive right to develop, or have distributed by RN, Partner Products for any particular category of datatypes.

(e) Partner's end-user license agreements for the Partner Products shall prohibit further distribution of the RMA Libraries, any RMA files or other components of RMA by Partner's end-users.

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(f) Partner shall include a prominent and valid  copyright  notice,  in the form requested by RN, in RMA-Compatible Partner Products specifying that components of such products are owned by and used under license from RN and its suppliers. Partner shall not alter or remove any copyright or trademark notices contained in any Licensed Software, RN Products, or User Documentation or use such copyright or trademark notices in combination with any other copyright or trademark notices. In addition, Partner shall prominently display RN's "RMA logo" and the words "RMA Compatible" on the product packaging and all product manuals and documentation, in accordance with any Trademark Usage Guidelines provided by RN.

(g) Partner may only distribute Partner Products that have been designed, developed, and tested to function with an RMA Server. In creating the Partner Products, Partner shall ensure that such Partner Products will enable any datatypes to be played in the RMA Player. To ensure that all components of the Partner Products interoperate properly and are compatible with the RMA Server, RN may elect to test the Partner Products (excluding 1.6b), or, at RN's option, will have the Partner Products (excluding 1.6b) tested by a third party testing lab at Partner's expense. RN shall provide development support to Partner to aid in Partner's resolution of problems discovered in the testing process, as set forth in Section 4.1.

(h) Partner agrees to promptly deliver to RN all releases, including beta releases, of its Partner Products, for use by RN.

(i) Partner or its Authorized Distributors shall market, sublicense and distribute Object Code copies only of the RMA Server Software or RMA Player Software and User Documentation to end-user corporate customers for their internal corporate intranet use only either as (i) bundled with a Partner Product on the same media (such as CD-ROM or diskette), or (ii) in the same finished packaging as the Partner Product (a "Bundle").

(j) Partner shall generate License Keys with an authorized, RN-provided License Key Tool, and duplicate, market and distribute License Keys associated with Partner Products to end-user customers.

(k) Partner will determine the price at which it or its Authorized Distributors will license and distribute the Partner Products, RMA Server Software and License Keys to end-user customers, independent of any License Fee payable by Partner to RN.

(l) Partner may either: (i) download RMA Servers from a private RN download site; or (ii) place an order with RN for physical pre-packaged copies of the RMA Servers. RN will ship all physical product to Partner or Partner's authorized designee, by shipment method specified by Partner. All orders are shipped F.O.B. RN's designated fulfillment location. As a convenience, RN may prepay freight charges, and such charges will be billed to Partner. All risk of loss or damage in transit will be borne by Partner. Partner shall inspect the RMA Servers upon receipt at the delivery location. Acceptance shall be deemed to occur unless Partner provides RN with notice of nonacceptance within three (3) days of receipt. A Partner may only reject an RMA Server for one of the following reasons: (i) missing labels or User Documentation, (ii) defective media, performance.



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(m) Partner will deposit with Data Securities  International,  Inc. (the "Escrow
Agent", a complete and correct set of the Source and Object Code version of the Partner Products (excluding 1.6b) to be held in escrow (the "Escrow Products") and shall enter into the Escrow Agent's Master Preferred escrow agreement, pursuant to which RN shall have the right to require that the Escrow Agent provide some or all of the Escrow Products to RN or third parties if so required by a governmental agency or court with jurisdiction over RN; in the event that Partner undertakes or is subject to any of the actions set forth in Section 6.2(b); or in the event of Partner's material breach of this Agreement. Partner shall pay any required escrow fee directly to the Escrow Agent.

(n) If Partner or its Authorized Distributors distributes the RMA Server Software as part of a Bundle, RN's "RMA logo" and the words "RMA Compatible" shall be prominently displayed on the product packaging and all product manuals and documentation, in accordance with any Trademark Usage Guidelines provided by RN.

(o) During the Term, Partner shall make available to RN at no charge, upon release by Partner, a copy of all Updates and New Releases to the Partner Products. Each Update or New Release shall, upon release by Partner, be subject to all of the terms and conditions of the Agreement.

3. MARKETING CONSIDERATIONS

In consideration for participating in the Partner Program, and subject to the terms and conditions of this Agreement, Partner shall be entitled to receive the following marketing considerations from RN:

3.1 Trademark License. Partner shall have a non-exclusive non-transferable license to use RN's trademarks and logos solely in connection with Partner's user interfaces, packaging, collateral material and website, subject to compliance with RN's Trademark Usage Guidelines, or as otherwise designated in writing by RN from time to time. Partner agrees to furnish RN with samples of any proposed usage of RN's trademarks or logos, and obtain RN's prior approval for such usage, which approval will not be unreasonably withheld.

3.2 Customer Mailings. RN will send *****(1) e-mails to RN's customers promoting the Partner Products. Such emails may list Partner's universal resource locators ("URL's") so that prospective customers can obtain additional information about the Partner Products. Additionally, RN will solicit from existing RN customers their desire to receive


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(1)  Confidential  information  is  omitted  and  identified  by an * and  filed separately with the SEC pursuant to a request Confidential Treatment.

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collateral  material from Partner.  On Partner's behalf,  providing that Partner reimburses RN for its costs of mailing and supplies all collateral material, RN will make one "bonded" mailing during the Term to RN's customers who indicate a desire to receive collateral material about the Partner Products.

3.3 Participation in RN Events. RN agrees to feature Partner in the Partner Lab at RN's RealMedia user conference. From time to time, RN will also include Partner in RN press releases, and offer Partner the opportunity to participate in trade shows and conference displays as RN deems appropriate.

3.4 Real Developer Program. RN will provide partner a complimentary membership in the Real Developers program at the "Apps Developer" level for one year from the Effective Date.

3.5 Advertising Impressions. During the Term, RN will provide Partner, without charge, *****(1) page impressions of advertising on RN's website in such location as RN determines in its discretion.

3.6 No Obligation to Include Partner Products. RN shall not be obligated to include the Partner Client Software in any special versions of the RMA Player provided to an RN-third party licensee if such licensee will not accept the Partner Client Software.

4. SOFTWARE SUPPORT; UPGRADES


4.1 Development Support. RN shall provide complimentary technical support to Partner in connection with Real Developers program for ninety (90) days from the Effective Date. Such support includes unlimited telephone support and priority e-mail support, and *****(1) additional support calls after the expiration of the 90-day period.

4.2 Technical Support by Partner. Partner shall be solely responsible for providing, and agrees that it will provide, all technical and customer support for any Partner Products licensed by Partner or for any Partner Products licensed and distributed by RN pursuant to Section 2.2. Partner agrees that it will provide primary technical and customer support, by telephone and e-mail and in accordance with RN's minimum support requirements, for any Licensed Software (excluding the RN Products which are subject to Section 4.3), licensed and distributed by or for Partner pursuant to Section 2.1. RN will enroll Partner, without charge, in a one-day RealMedia technical training seminar at RN's facilities, to train Partner to provide technical support to its end-user customers for the Licensed Software, excluding the RN


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(1)  Confidential  information  is  omitted  and  identified  by an * and  filed separately with the SEC pursuant to a request Confidential Treatment.

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Products.  Partner shall be responsible for all out-of-pocket costs it incurs to attend such seminar. RN shall provide back-up technical support, in the form of telephone and e-mail, from 8:00 A.M. to 5:00 P.M. PST Monday through Friday to Partner's primary support contact for the Licensed Software, excluding the RN Products.

4.3 Technical Support by RN. RN will be solely responsible for providing technical and customer support to those end-user customers to whom Partner has licensed and distributed any RN Products pursuant to Section 2.1, in accordance with the terms and conditions of a separate support agreement between RN and each such end-user customer.

4.4 Updates; New Release. During the Term, each party shall make available to the other party at no charge, upon public release by the party that created such Updates and/or New Releases, a copy of all corresponding Updates or New Releases, on the RN or Partner website, as applicable. Each Update or New Release, upon release to either Partner or RN, shall be subject to all of the terms and conditions of the Agreement.

5. PAYMENT

5.1(a) License Fees Paid by Partner. In consideration of the rights and licenses granted herein, Partner agrees to pay RN certain license fees as follows:

     (1) Partner shall pay RN the applicable license fees as set forth in Schedules I and 2 ("License Fees").

     (2) Notwithstanding Section 5.1 (a), Partner shall not owe RN any License Fee on the sale of *****(1) and *****(1) that enable datatypes, other than *****(1) or *****(1), to customers who have also purchased either *****(1) or *****(1), provided Partner does not distribute any additional streams or New Releases to such customers.

     (3) RN reserves the right to revise the License Fees set forth above within thirty (30) days of the start of each calendar year and again upon the commercial release of each New Release. RN shall provide Partner thirty (30) days' written notice of any change in the License Fee.

5.2 Payment Terms. Partner will provide RN with a written report by the 20th day of each month for the preceding calendar month setting forth: (a) the number of RMA Servers distributed; (b) the number of Partner clients distributed; (c) the names and address to whom the RMA Servers and/or RealAudio and/or RealVideo products were distributed; (d) the number of Partner Products distributed; (e) the number of License Keys distributed; (f) the number of RealAudio and/or RealVideo products distributed; (g) the type and number of any other RMA-based products or related licenses distributed; (h) the price per unit charged for each of the foregoing; (i) gross revenue receivable by Partner (whether or not actually collected); and (j) the amount due to RN pursuant to Section 5.1 for the preceding month. The report shall be accompanied by the payment due. Payments shall be calculated based on sales invoiced by Partner and its Authorized Distributors, whether or not the revenue is actually collected. All payments due hereunder


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(1)  Confidential  information  is  omitted  and  identified  by an * and  filed separately with the SEC pursuant to a request Confidential Treatment.

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shall be made in United States  Dollars,  without  withholding  or offset of any kind. Interest shall accrue on all amounts past due hereunder at the monthly rate of one and one-half percent (1.5%) or at the maximum legal rate, whichever is less.

5.3 Books and Records. Partner shall keep books of account with respect to the amounts due and the calculations required to be made under Section 5.1. Upon RN's reasonable written request, and no more than once per year of the Term, RN may audit and inspect all such books of account, through an independent third party auditor and during normal business hours, provided that such auditor shall undertake in writing to protect the confidentiality of the business data and records of Partner. The cost of any such audit shall be paid by RN; provided, however, that in the event RN initiates an audit under this Section 5.3 and it is finally determined that the amount reported and paid by Partner pursuant to
Section 5.1 for the period(s) audited is, in the aggregate, less than ninety-five per cent (95%) of the aggregate amount actually due, then Partner shall pay the reasonable costs and expenses of said audit. If any such audit reveals an underpayment of license fees, Partner shall make any correcting payment within thirty (30) days. Any underpayment shall be subject to interest of one and one-half percent (1.5%) per month or the maximum amount allowed by law, whichever is less. Partner will maintain the books and records to each reporting period for at least three years following the close of such period

6. TERM AND TERMINATION

6.1 Term. This Agreement shall commence as of the Effective Date, and terminate on the earlier of *****(1) from the commercial release of a Partner Product or *****(1) from the Effective Date (the "Term"), unless earlier terminated as provided herein. This Term shall automatically be extended for additional one year periods (each a "Renewal Term") unless either party notifies the other of its election not to so extend this Agreement no later than 90 days prior to the end of the Term or a Renewal Term.

6.2 Termination by Either Party. Either party may terminate this Agreement immediately upon written notice to the other party in the event of any of the following:

     (a) should the other party fail to perform any material term or condition of this Agreement, which shall constitute a default of this Agreement, and such default has not been corrected within thirty (30) days of written notice from the non-breaching party. In the event of a breach of Section 9 no cure period need be provided.

     (b) should the other party (i) make a general assignment for the benefit of creditors; (ii)institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iii) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent;
(iv) seek reorganization under any bankruptcy act, or


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(1)  Confidential  information  is  omitted  and  identified  by an * and  filed separately with the SEC pursuant to a request Confidential Treatment.

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

consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

6.3 Termination by RN. RN may terminate this Agreement immediately upon written notice to Partner in the event of any of the following:

     (a) any attempted transfer or assignment of this Agreement or any right or obligation hereunder, or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership or control of Partner without RN's prior written approval;

     (b) any failure of Partner to pay, when due, any indebtedness owing by Partner to RN, unless expressly waived in writing by RN.


6.4 Effect of Termination.

     (a) Upon the effective date of termination of this Agreement for a material breach by Partner, the licenses granted hereunder shall terminate immediately. Partner will either immediately return all Licensed Software to RN or certify in writing to RN that all copies of all Licensed Software have been destroyed. RN may discontinue promotion and distribution of Partner Products or continue to distribute Partner Products during the Sell-Off Period, set forth in Section 6.4(b), at its sole discretion. Notwithstanding anything in this Agreement to the contrary, under no circumstances may Partner distribute Partner Client Software after the expiration or termination of this Agreement, for any reason, without RN's express written consent.

     (b) For two (2) months after the expiration or termination of this Agreement other than by reason of Partner's material breach ("Sell-Off Period"), Partner may advertise and sell the Partner Products, Licensed Software, or RN Products, in its inventory or necessary to fulfill orders confirmed as of the expiration or termination date, and shall pay License Fees and render statements in the same manner as during the Term. After the end of the Sell-Off Period, Partner shall return to RN, at Partner's expense, all copies of the Partner Products, Licensed Software and RN Products, or RN may instruct Partner to destroy them. Partner shall furnish RN with affidavits certified by an officer of Partner attesting to such destruction.

     (c) Any termination of this Agreement shall not release Partner from paying any amount that may then be owing to RN, or that may become due to RN in the future.

     (d) Notwithstanding any other terms or conditions of the Agreement, the rights of end-user customers to use any Licensed Software, RN Products and/or Partner Products distributed by Partner shall survive any termination or expiration of the Agreement, provided that License Fees for said Licensed Software or RN Products or Partner Products have been paid to RN.

7. CONFIDENTIALITY

"Confidential Information" means any trade secret information or information otherwise designated by a party as being confidential relating to either party's products, product plans, designs, computer code, technical information, costs, pricing, financing, marketing plans, business opportunities, personnel, research and development or know-how. Confidential Information shall not include information that (i) is or becomes generally known or available through no fault of the receiving party, (ii) was known by or disclosed to the receiving party prior to disclosure, (iii) is independently developed by the receiving party, or
(iv) is made generally available by the disclosing party without any restriction. The parties shall use reasonable efforts and at least the same care that each uses to protect its own Confidential Information of like importance, to prevent unauthorized dissemination or disclosure of the other party's confidential information during and for three (3) years following the last day of the Term. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party, provided, however, that nothing will preclude a party from making disclosure to a third party for the purpose of due diligence in a financing transaction, merger, acquisition, business combination or other similar transaction, or from making any disclosures to any governmental agency having jurisdiction over the disclosing party, or unless otherwise required by law, government order or court proceeding. Each party shall return the Confidential Information to the other party upon termination of the Agreement or upon the request of the other party. Except as expressly provided in this Agreement, no ownership or license right is granted in any Confidential Information.


8. PROPRIETARY RIGHTS

8.1 Partner. Partner shall retain all right, title and interest in and to the Partner Products, including any copyright, trademarks, patent, trade secret, or other intellectual property rights therein, subject to RN's underlying ownership in any Licensed Software or RN Products included therein, and in and to Partner Confidential Information, regardless of the media or form on or in which the Partner Products or Partner Confidential Information, or copies thereof, may exist. Notwithstanding the foregoing, Partner agrees that it shall not register or attempt to register any copyrights or trademarks, or to seek to obtain any patents in connection with any Partner Product, including, but not limited to, in any device, process, method, function or invention included therein or necessary for the operation thereof, which would in any way interfere with, limit or prohibit RN's continued use, development or ownership of RMA.

8.2 RN. RN shall retain all right, title and interest in and to the Licensed Software and RN Products, including any copyright, trademarks, patent, trade secret, or other intellectual property rights therein, all RN trademarks and in and to all RN Confidential Information, regardless of the media or form on or in which the Licensed Software, the RN Products, or the RN Confidential Information, or copies thereof, may exist. Partner acknowledges and agrees that the Licensed Software and the RN Products are proprietary to RN, and is protected by the copyright laws of the United States and international copyright treaties. Unauthorized copying of the Licensed Software, or the RN Products, including modification, merger or inclusion with any other software or products, is expressly forbidden. Partner shall not be deemed, by anything contained in or done pursuant to this Agreement, including by implication, to acquire any right, title or interest in any trademark, copyright, patent or other intellectual property of RN, and shall do nothing to prejudice the value or validity of RN's rights therein or ownership thereof.

9. LIMITED WARRANTY

9.1 Limited Warranty. RN warrants, solely for the benefit of Partner, that for a period of ninety (90) days from the date of delivery to Partner: (i) the Licensed Software, if operated as directed, will substantially achieve the functionality described in the User Documentation, and (ii) that the media containing the Licensed Software, if provided by RN, is free in material respects from defects in material and workmanship; provided, however, that the foregoing warranty is expressly contingent (and shall be otherwise void) upon:
(1)  the  use  of  the  Licensed   Software  strictly  in  accordance  with  the
instructions and User Documentation therefor; (2) the absence of misuse or damage thereto; (3) the absence of any alteration or modification thereto; and
(4) Partner's acceptance of Licensed Software for distribution with knowledge that the media upon which the Licensed Software are reproduced by Partner may contain certain defects. RN makes no representation or warranty that the information or functions contained in the Licensed Software will meet Partner's requirements or that the use or operation of the Licensed Software will be uninterrupted, error free or secure, or that any Licensed Software defects are correctable or will be corrected. THE FOREGOING WARRANTY SHALL NOT APPLY TO THE SAMPLE SOURCE CODE, WHICH IS PROVIDED TO PARTNER AS IS, WITHOUT WARRANTY OF ANY KIND.

9.2 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RN AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS

FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY DISCLAIMED, WITH REGARD TO THE LICENSED SOFTWARE, THE RN PRODUCTS, AND THE USER DOCUMENTATION. THIS LIMITED WARRANTY GIVES PARTNER SPECIFIC LEGAL RIGHTS. PARTNER MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

9.3 Remedies. RN's entire liability and Partner's exclusive remedy for any breach of the limited warranty set forth in Section 9.1 shall be, in RN's sole discretion: (i) to exercise reasonable efforts to replace in a timely manner, defective media provided by RN to Partner, or defective media that is sublicensed by Partner to a Partner's end-user corporate customer pursuant to
Section 2.1; or (ii) to advise Partner or Partner's corporate end-user, within a reasonable period of time after notice is received from Partner of the defect, how to achieve substantially the same functionality with the Licensed Software as described in the User Documentation through a procedure different from that set forth in the User Documentation. Repaired, corrected or replaced Licensed Software and User Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Licensed Software, or if longer, for thirty (30) days after the date RN either shipped to Partner the repaired or replaced Licensed Software or RN advised Partner as to how to operate the Licensed Software so as to achieve the functionality described in the Documentation, whichever is applicable.

10. INDEMNIFICATION

10.1 RN's Indemnification. RN shall defend Partner and its directors, officers, agents, employees and representatives, in any third party action for infringement by, or alleged infringement by the Licensed Software of any trademark, service mark, patent, copyright, or misappropriation of any trade secret by the Licensed Software, and will pay any final judgments awarded or settlements entered into in any such action. Partner agrees that it shall notify RN of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of Partner. RN shall have sole control of the defense and/or settlement of any such suit, and Partner shall furnish to RN, upon request, information available to Partner for such defense, and shall provide RN with such assistance in defending such suits as is requested by RN, at RN's expense. If Partner's use of the Licensed Software under the terms of this Agreement is, or in RN's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified above, then RN may, at its sole option and expense, either (i) procure for Partner the right to continue using the Licensed Software under the terms of this Agreement; or (ii) replace or modify the affected Licensed Software so that it is noninfringing and substantially equivalent in function to the enjoined Licensed Software. The foregoing obligation of RN does not apply (i) with respect to versions of the Licensed Software or portions or components thereof:
(a) which are modified after shipment, if the alleged infringement relates to such modification, and if such modification was not authorized, expressly permitted or performed by RN; (b) which are combined with other products, processes or materials, if the alleged infringement relates to such combination and if RN did not authorize or expressly permit the combination; or (c)where Partner's use of the Licensed Software is not in accordance with the license granted under this Agreement; or (ii) for use or distribution of Licensed Software or otherwise not in accordance with the terms and conditions of this Agreement.

10.2 Partner Indemnification. Partner shall defend RN and its directors, officers, agents, employees and representatives, in any third party action for infringement by, or alleged infringement by the Partner Products of any trademark, service mark, patent, copyright, or misappropriation of any trade secret by the Partner Products, and will pay any final judgments awarded or settlements entered into in any such action. RN agrees that it shall notify Partner of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of RN. Partner shall have sole control of the defense and/or settlement of any such suit, and RN shall furnish to Partner, upon request, information available to RN for such defense, and shall provide Partner with such assistance in defending such suits as is requested by Partner, at Partner's expense. If RN's use of the Partner Products under the terms of this Agreement is, or in Partner's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified above, then Partner may, at its sole option and expense, either (i) procure for RN the right to continue using the Partner Products under the terms of this Agreement; or (ii)replace or modify the affected Partner Products so that it is noninfringing and substantially equivalent in function to the enjoined Partner Products. The foregoing obligation of Partner does not apply (i) with respect to versions of the Partner Products or portions or components thereof: (a)that are modified after shipment, if the alleged infringement relates to such modification, and if such modification was not authorized, expressly permitted or performed by Partner; (b)that are combined with other products, processes or materials, if the alleged infringement relates to such combination and if Partner did not authorize or expressly permit the combination; or (c) where RN's use of the Partner Products is not in accordance with the license granted under this Agreement; or (ii) for use or distribution of Partner Products or otherwise not in accordance with the terms and conditions of this Agreement.

11. LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL OR PUNITIVE DAMAGE OR LOSS OF ANY NATURE (E.G., DAMAGE TO PROPERTY, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOST SAVINGS, LOSS OF USE, LOST OR DAMAGED FILES OR DATA, INJURY TO PERSON, OR ANY CLAIMS OF THOSE NOT A PARTY TO THE AGREEMENT)WHICH MAY ARISE IN CONNECTION WITH THE USE, ADAPTATION, MERGER, CORPORATION,DISTRIBUTION, INSTALLATION, REMOVAL OR SUPPORT OF THE LICENSED SOFTWARE, THE RN PRODUCTS, AND/OR THE PARTNER PRODUCTS PURSUANT TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED IN WARRANTY, CONTRACT, NEGLIGENCE, TORT, PRODUCTS LIABILITY OR OTHERWISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY

OF SUCH DAMAGE OR LOSS. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL, DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY, AND THE PARTIES MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

12. DISPUTE RESOLUTION

12.1 Coverage. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section, which shall be the sole and exclusive procedures for the resolution of any such dispute. Other than actual or imminent material breaches of Sections 2, 7 and 8, any dispute between the parties with respect to this Agreement shall be submitted for structured negotiation. The commencement, and any resolution reached as a result, of any dispute resolution under this Section shall be considered Confidential Information and shall be treated as compromise and settlement negotiations.

12.2 Structured Negotiation. Either party may invoke this procedure by giving written notice set forth the details of and its position with respect to the dispute to the other party, and designating therein a corporate officer with appropriate authority to be its representative in negotiations relating to the dispute. The other party shall designate a corporate officer with similar authority within three (3) business days of its receipt of such notice. The designated officers shall, following whatever investigation each deems appropriate, but no event later than twenty (20) business days after the original notice, enter into discussions concerning the dispute. If the representatives do not resolve the dispute within an additional twenty (20) business days of their initial meeting, either party may submit the matter to binding arbitration under Section 12.3.

12.3 Binding Arbitration.

     (a) Any dispute not settled by the parties by structured negotiation (other than actions for injunctive relief including specific performance) shall be submitted only to binding arbitration. The arbitration will be conducted in accordance with the procedures set forth herein and the Arbitration Rules for Commercial Arbitration Rules of the AAA. In the event of a conflict with such rules, this Agreement will control.

     (b) The arbitration shall take place in Seattle, Washington, before a panel of three arbitrators appointed as follows: each party shall select a single arbitrator, and the two (2) selected arbitrators shall mutually agree upon a third. The arbitrators selected shall have knowledge and experience in the computer software business. The arbitrators shall rule on the dispute by issuing a written opinion setting forth findings of fact and the rationale for their decision within thirty (30) days after the close of hearings. The decision rendered by the arbitrators shall be final and binding and may be entered as a judgment in any court of competent jurisdiction. The arbitrators shall control the scheduling so as to process the matter expeditiously. The times specified in this Section may be extended upon mutual agreement of the parties upon a showing of good cause. The parties may submit written briefs. Discovery shall be controlled by the arbitrators and shall be permitted as follows: each party may submit in writing to the other party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of interrogatories, demands to produce documents, and requests for admission. Unless provided otherwise in the Agreement, the arbitrators may not award non-monetary or equitable relief of any sort. They will have no power to award damages inconsistent with the Agreement. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

     (c) Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these.

     (d) Each party shall bear its own costs of arbitration. A party seeking discovery shall reimburse the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrators.

12.4 Provisional Remedies. The procedures specified in this Section shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however that a party, without prejudice to the mandatory procedures of this Section, may file a complaint for statute of limitations or venue reasons, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Notwithstanding such action, the parties will continue to participate in good faith in the procedures specified in this Section.

12.5 Tolling, Statute of Limitations. All applicable statutes or limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The parties will take such action, if any, required to effectuate such tolling.

12.6 Performance to Continue. Each party agrees, and is required, to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

13. GENERAL

13.1 Notice. Any notice or other communication permitted or required under this Agreement shall be given in writing and shall be deemed effective upon personal delivery (including courier service), overnight mail delivery, upon confirmed facsimile transmission, or five (5) days after deposit, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:

RN:      Real Networks, Inc.
         1111 Third Avenue, Suite 2900
         Seattle, Washington 98101

         Point of contact: Len Jordan
         Facsimile No.: 206-674-2699
         With a copy to: General Counsel
         Facsimile No.: 206-674-2695

         Partner: Digital Lava Inc.
                  10850 Wilshire Boulevard, Suite 1260
                  Los Angeles, CA 90024
                  Point of contact: Danny Gampe, CFO
                  Facsimile No.: (310) 470-1769


         Either party may from time to time change such address by giving the other party notice of such change in accordance with this Section.

13.2 Independent Contractors. RN and Partner are independent contractors in all relationships and actions under and contemplated by the Agreement. Notwithstanding anything in this Agreement to the contrary, the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a partnership, joint venture, employment, or agency relationship between them, or to authorize Partner or any Authorized Distributors to enter into any commitment or agreement binding on RN or to allow one party to accept service of any legal process addressed to, or intended for, the other party. Partner and Authorized Partners shall not make any warranties, guarantees or any other commitments on behalf of RN pursuant to the Agreement.

13.3 No Assignment. Partner shall not assign, transfer or otherwise dispose of this Agreement or any rights or duties hereunder without the prior written consent of RN, provided that Partner may assign this Agreement without RN's prior written consent pursuant to a sale of substantially all of Partner's assets, or in connection with a merger, or consolidation. However, if the sale, merger or consolidation by Partner is to or with a competitor of RN, Partner is required to obtain RN's prior written consent. If the contemplated sale, merger or consolidation by Partner is with *****(1), in addition to having the right to refuse to consent, RN shall have a right of first refusal for the


--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request Confidential Treatment.

exclusive rights to purchase Partner's assets or stock on the same terms as the best offer from *****(1).

13.4 Survival. The following provisions shall survive the expiration or termination of this Agreement: the applicable provisions of Sections 2.3, 5.3, 6.4, and 7 through 12.

13.5 U.S.  Government  Restricted  Rights and Export  Restriction.  The Licensed
Software, RN Products, and User Documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer Software--Restricted Rights at FAR 52.227-19 when applicable, or in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR supplement, as applicable. Manufacturer is Real Networks, Inc./1111 Third Avenue, Suite 500/ Seattle, Washington, 98101. Partner acknowledges that none of the Licensed Software, RN Products, or underlying information or technology may be downloaded or otherwise exported or re-exported: (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, Sudan or Angola or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

13.6 Miscellaneous. This Agreement, and any exhibits and schedules attached hereto and incorporated herein, constitute the complete and exclusive agreement between RN and Partner with respect to the subject matter hereof, and supersedes all oral or written understandings, communications or agreements not specifically incorporated herein. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force without being impaired or invalidated in any way. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document which expressly refers to this Agreement and is signed by authorized representatives of both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. Headings shall not be considered in interpreting this Agreement. This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of laws rules. The United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


REAL NETWORKS, INC.                               DIGITAL LAVA INC.

By:  /s/ Len Jordan                               By: /s/ Joshua D.J. Sharfman
     -----------------------                          --------------------------
Name:    Len Jordan                               Name:  Joshua D. J. Sharfman

Title:  Senior Vice President MSDIV               Title:  CEO

Date:    4/13/98                                  Date:    6 April '98

                                    EXHIBIT A

                                Partner Products

VideoVisor
vPrism
VideoVisor Publisher

                                    EXHIBIT B

RMA Server

The RMA Server includes the following:

1)   installer for the appropriate operating system platform

2)   operators manual

3) exposed interfaces to plug-in a monitor, administrator, file system, datatype or broadcast datatype

4)   base-level monitoring tool

5) ability to stream a datatype given a file format plug-in or broadcast plug-in and license key

6) supports the following platforms: Windows NT; UNIX (Free BSD, Solaris 2.5, Linux, DEC UNIX, BSDI, HP/UX, SunOS 4.1, IRIX and AIX)

                                   SCHEDULE I

Except for the RN Products, which are subject to Schedule 2, Partner shall pay RN at the rate of *****(1) plus *****(1) of the total gross revenue receivable by Partner from the sale, license or distribution of all RMA-based products, including Partner Products, RMA Players, RMA Servers, License Keys, Updates, New Release and any site licenses.


--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request Confidential Treatment.

                                   SCHUEDULE 2

Partner shall pay RN at the discounted rate of *****(1) off from RN's listed retail price for the RN Products.



--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request Confidential Treatment.